Exhibit 99.1
Caterpillar Inc.
4Q 2025 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Fourth-Quarter and Full-Year 2025 Results

●	Fourth-quarter 2025 sales and revenues were $19.1 billion; full-year sales and revenues were $67.6 billion
●	Fourth-quarter 2025 profit per share of $5.12; adjusted profit per share of $5.16
●	Full-year profit per share of $18.81; adjusted profit per share of $19.06
●	Strong full-year enterprise operating cash flow of $11.7 billion; ended 2025 with $10.0 billion of enterprise cash
●	Deployed $7.9 billion of cash for share repurchases and dividends in 2025

	Fourth Quarter		Full Year
($ in billions except profit per share)	2025	2024	2025	2024
Sales and Revenues	$19.1	$16.2	$67.6	$64.8
Profit Per Share	$5.12	$5.78	$18.81	$22.05
Adjusted Profit Per Share	$5.16	$5.14	$19.06	$21.90
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 to 15.
IRVING, Texas, Jan. 29, 2026 – Caterpillar Inc. (NYSE: CAT) announced fourth-quarter and full-year results for 2025.
“Our centennial year marked a significant milestone, underscored by the highest full-year sales and revenues in Caterpillar’s history and a single-quarter record of $19.1 billion,” said Caterpillar CEO Joe Creed. “These results demonstrate the strength of our end markets and our disciplined execution. With a record backlog, we enter the new year with strong momentum and a continued focus on delivering long-term value for our customers and shareholders.”
Sales and revenues for the fourth quarter of 2025 were $19.1 billion, an 18% increase compared with $16.2 billion in the fourth quarter of 2024. Operating profit margin was 13.9% for the fourth quarter of 2025, compared with 18.0% for the fourth quarter of 2024. Adjusted operating profit margin was 15.6% for the fourth quarter of 2025, compared with 18.3% for the fourth quarter of 2024. Fourth-quarter 2025 profit per share was $5.12, compared with $5.78 profit per share in the fourth quarter of 2024. Adjusted profit per share in the fourth quarter of 2025 was $5.16, compared with fourth-quarter 2024 adjusted profit per share of $5.14.
Full-year sales and revenues in 2025 were $67.6 billion, up 4% compared with $64.8 billion in 2024. The increase reflected higher sales volume of $3.4 billion, partially offset by unfavorable price realization of $0.8 billion. Higher sales volume was primarily driven by higher sales of equipment to end users. Operating profit margin was 16.5% in 2025, compared with 20.2% in 2024. Adjusted operating profit margin was 17.2% in 2025, compared with 20.7% in 2024. Full-year profit was $18.81 per share in 2025, compared with profit of $22.05 per share in 2024. Adjusted profit per share in 2025 was $19.06, compared with adjusted profit per share of $21.90 in 2024.
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In 2025 and 2024, adjusted operating profit margin excluded restructuring costs. 2025 and 2024 adjusted profit per share excluded restructuring costs and mark-to-market gains for remeasurement of pension and other postemployment benefit (OPEB) plans. In 2024, adjusted profit per share also excluded a discrete tax benefit for a tax law change related to currency translation. Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 to 15.
For the full year 2025, enterprise operating cash flow was $11.7 billion, and the company ended the fourth quarter with $10.0 billion of enterprise cash. During the year, the company deployed $5.2 billion of cash for repurchases of Caterpillar common stock and $2.7 billion of cash for dividends.

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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the fourth quarter of 2024 (at left) and the fourth quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the fourth quarter of 2025 were $19.133 billion, an increase of $2.918 billion, or 18%, compared with $16.215 billion in the fourth quarter of 2024. The increase was primarily due to higher sales volume of $2.708 billion. The increase in sales volume was mainly driven by higher sales of equipment to end users and the impact from changes in dealer inventories. Total dealer inventory remained about flat during the fourth quarter of 2025, compared with a decrease of $1.3 billion during the fourth quarter of 2024. Machine dealer inventory decreased $500 million during the fourth quarter of 2025, compared with a decrease of $1.6 billion in the fourth quarter of 2024.
Sales were higher across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	Fourth Quarter 2024	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Fourth Quarter 2025	$ Change	% Change

Construction Industries	$6,003	$903	$(60)	$44	$36	$6,926	$923	15%
Resource Industries	2,980	459	(67)	7	(26)	3,353	373	13%
Power & Energy	7,649	1,380	166	64	141	9,400	1,751	23%
All Other Segment	98	3	1	—	(3)	99	1	1%
Corporate Items and Eliminations	(1,398)	(37)	(2)	9	(148)	(1,576)	(178)
Machinery, Power & Energy	15,332	2,708	38	124	—	18,202	2,870	19%

Financial Products Segment	1,024	—	—	—	71	1,095	71	7%
Corporate Items and Eliminations	(141)	—	—	—	(23)	(164)	(23)
Financial Products Revenues	883	—	—	—	48	931	48	5%

Consolidated Sales and Revenues	$16,215	$2,708	$38	$124	$48	$19,133	$2,918	18%

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Fourth Quarter 2025
Construction Industries	$3,879	23%	$660	6%	$1,326	18%	$981	(7%)	$6,846	15%	$80	82%	$6,926	15%
Resource Industries	1,280	32%	647	12%	610	34%	747	(15%)	3,284	14%	69	(27%)	3,353	13%
Power & Energy	4,595	30%	563	21%	1,834	16%	1,134	22%	8,126	25%	1,274	12%	9,400	23%
All Other Segment	7	—%	—	—%	2	100%	3	—%	12	50%	87	(3%)	99	1%
Corporate Items and Eliminations	(61)		2		(3)		(4)		(66)		(1,510)		(1,576)
Machinery, Power & Energy	9,700	27%	1,872	12%	3,769	19%	2,861	—%	18,202	19%	—	—%	18,202	19%

Financial Products Segment	734	8%	120	17%	133	4%	108	(4%)	1,095	7%	—	—%	1,095	7%
Corporate Items and Eliminations	(95)		(25)		(26)		(18)		(164)		—		(164)
Financial Products Revenues	639	6%	95	16%	107	1%	90	(2%)	931	5%	—	—%	931	5%

Consolidated Sales and Revenues	$10,339	26%	$1,967	12%	$3,876	19%	$2,951	—%	$19,133	18%	$—	—%	$19,133	18%

Fourth Quarter 2024
Construction Industries	$3,157		$623		$1,122		$1,057		$5,959		$44		$6,003
Resource Industries	967		580		455		883		2,885		95		2,980
Power & Energy	3,532		467		1,586		931		6,516		1,133		7,649
All Other Segment	7		—		1		—		8		90		98
Corporate Items and Eliminations	(30)		—		(2)		(4)		(36)		(1,362)		(1,398)
Machinery, Power & Energy	7,633		1,670		3,162		2,867		15,332		—		15,332

Financial Products Segment	680		103		128		113		1,024		—		1,024
Corporate Items and Eliminations	(77)		(21)		(22)		(21)		(141)		—		(141)
Financial Products Revenues	603		82		106		92		883		—		883

Consolidated Sales and Revenues	$8,236		$1,752		$3,268		$2,959		$16,215		$—		$16,215

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the fourth quarter of 2024 (at left) and the fourth quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Power & Energy’s other operating (income) expenses.
Operating profit for the fourth quarter of 2025 was $2.660 billion, a decrease of $264 million, or 9%, compared with $2.924 billion in the fourth quarter of 2024. The decrease was primarily due to unfavorable manufacturing costs of $1.030 billion and higher restructuring costs of $282 million, partially offset by the profit impact of higher sales volume of $1.072 billion. Unfavorable manufacturing costs largely reflected the impact of higher tariffs. Higher restructuring costs were mainly related to write-downs in the value of inventory in the Rail division.
Operating profit margin was 13.9% for the fourth quarter of 2025, compared with 18.0% for the fourth quarter of 2024. Adjusted operating profit margin was 15.6% for the fourth quarter of 2025, compared with 18.3% for the fourth quarter of 2024.

Profit (Loss) by Segment
(Millions of dollars)	Fourth Quarter 2025	Fourth Quarter 2024	$ Change	% Change
Construction Industries	$1,030	$1,174	$(144)	(12%)
Resource Industries	360	471	(111)	(24%)
Power & Energy	1,841	1,477	364	25%
All Other Segment	17	11	6	55%
Corporate Items and Eliminations	(676)	(198)	(478)
Machinery, Power & Energy	2,572	2,935	(363)	(12%)

Financial Products Segment	262	166	96	58%
Corporate Items and Eliminations	(14)	(29)	15
Financial Products	248	137	111	81%

Consolidating Adjustments	(160)	(148)	(12)

Consolidated Operating Profit	$2,660	$2,924	$(264)	(9%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the fourth quarter of 2025 was income of $493 million, compared with income of $426 million in the fourth quarter of 2024. The change was primarily driven by higher mark-to-market gains for remeasurement of pension and OPEB plans (please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on page 13 to 15) and favorable impacts from total return swap contracts, partially offset by unfavorable foreign currency impacts.
•The effective tax rate for the fourth quarter of 2025 was 23.5% compared to 14.3% for the fourth quarter of 2024. Excluding the discrete items discussed below, the global annual effective tax rate was 24.1% compared with 22.2% for 2024. The increase from 2024 was primarily due to changes in U.S. tax incentives.
The company recorded an $8 million charge in the fourth quarter of 2025 compared to a $33 million benefit in the fourth quarter of 2024 for the change in the estimated global annual effective tax rate through the first nine months. In addition, a discrete tax benefit of $22 million was recorded in the fourth quarter of 2025, compared with an $8 million benefit in the fourth quarter of 2024, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company also recorded a tax charge of $68 million related to $294 million of mark-to-market gains for remeasurement of pension and OPEB plans in the fourth quarter of 2025, compared to a tax charge of $43 million related to $154 million of mark-to-market gains in the fourth quarter of 2024. In the fourth quarter of 2024, the company recorded a discrete tax benefit of $224 million for a tax law change related to currency translation.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 to 15.

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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2025	$ Change	% Change
Total Sales	$6,003	$903	$(60)		$44	$36	$6,926	$923	15%

Sales by Geographic Region
	Fourth Quarter 2025	Fourth Quarter 2024	$ Change		% Change
North America	$3,879	$3,157	$722		23%
Latin America	660	623	37		6%
EAME	1,326	1,122	204		18%
Asia/Pacific	981	1,057	(76)		(7%)
External Sales	6,846	5,959	887		15%
Inter-segment	80	44	36		82%
Total Sales	$6,926	$6,003	$923		15%

Segment Profit
	Fourth Quarter 2025	Fourth Quarter 2024	Change		% Change
Segment Profit	$1,030	$1,174	$(144)		(12%)
Segment Profit Margin	14.9%	19.6%	(4.7	pts)

Construction Industries’ total sales were $6.926 billion in the fourth quarter of 2025, an increase of $923 million, or 15%, compared with $6.003 billion in the fourth quarter of 2024. The increase was primarily due to higher sales volume. The increase in sales volume was mainly driven by higher sales of equipment to end users and by the impact from changes in dealer inventories. Dealer inventory decreased less during the fourth quarter of 2025 than during the fourth quarter of 2024.
•In North America, sales increased due to higher sales volume, partially offset by unfavorable price realization. Higher sales volume was mainly driven by higher sales of equipment to end users.
•Sales increased in Latin America primarily due to higher sales volume and favorable currency impacts, primarily related to the Brazilian real. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the fourth quarter of 2025, compared with a decrease during the fourth quarter of 2024.
•In EAME, sales increased mainly due to higher sales volume and favorable currency impacts, primarily related to the euro. Higher sales volume was mainly due to the impact from changes in dealer inventories. Dealer inventory decreased less during the fourth quarter of 2025 than during the fourth quarter of 2024.
•Sales decreased in Asia/Pacific primarily due to lower sales volume, partially offset by favorable price realization. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased more during the fourth quarter of 2025 than during the fourth quarter of 2024.
Construction Industries’ segment profit was $1.030 billion in the fourth quarter of 2025, a decrease of $144 million, or 12%, compared with $1.174 billion in the fourth quarter of 2024. The decrease was primarily due to unfavorable manufacturing costs of $420 million and unfavorable price realization of $60 million, partially offset by the profit impact of higher sales volume of $322 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Fourth Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2025	$ Change	% Change
Total Sales	$2,980	$459	$(67)		$7	$(26)	$3,353	$373	13%

Sales by Geographic Region
	Fourth Quarter 2025	Fourth Quarter 2024	$ Change		% Change
North America	$1,280	$967	$313		32%
Latin America	647	580	67		12%
EAME	610	455	155		34%
Asia/Pacific	747	883	(136)		(15%)
External Sales	3,284	2,885	399		14%
Inter-segment	69	95	(26)		(27%)
Total Sales	$3,353	$2,980	$373		13%

Segment Profit
	Fourth Quarter 2025	Fourth Quarter 2024	Change		% Change
Segment Profit	$360	$471	$(111)		(24%)
Segment Profit Margin	10.7%	15.8%	(5.1	pts)

Resource Industries’ total sales were $3.353 billion in the fourth quarter of 2025, an increase of $373 million, or 13%, compared with $2.980 billion in the fourth quarter of 2024. The increase was primarily due to higher sales volume of $459 million, partially offset by unfavorable price realization of $67 million. The increase in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the fourth quarter of 2025, compared with a decrease during the fourth quarter of 2024.
Resource Industries’ segment profit was $360 million in the fourth quarter of 2025, a decrease of $111 million, or 24%, compared with $471 million in the fourth quarter of 2024. The decrease was primarily due to unfavorable manufacturing costs of $204 million and unfavorable price realization of $67 million, partially offset by the profit impact of higher sales volume of $169 million. Unfavorable manufacturing costs largely reflected the impact of higher tariffs.
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POWER & ENERGY
(Millions of dollars)
Segment Sales
	Fourth Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	Fourth Quarter 2025	$ Change	% Change
Total Sales	$7,649	$1,380	$166		$64	$141	$9,400	$1,751	23%

Sales by Application
	Fourth Quarter 2025	Fourth Quarter 2024	$ Change		% Change
Oil and Gas	$2,398	$1,927	$471		24%
Power Generation	3,238	2,242	996		44%
Industrial	967	928	39		4%
Transportation	1,523	1,419	104		7%
External Sales	8,126	6,516	1,610		25%
Inter-segment	1,274	1,133	141		12%
Total Sales	$9,400	$7,649	$1,751		23%

Segment Profit
	Fourth Quarter 2025	Fourth Quarter 2024	Change		% Change
Segment Profit	$1,841	$1,477	$364		25%
Segment Profit Margin	19.6%	19.3%	0.3	pts

Power & Energy’s total sales were $9.400 billion in the fourth quarter of 2025, an increase of $1.751 billion, or 23%, compared with $7.649 billion in the fourth quarter of 2024. The increase was primarily due to higher sales volume of $1.380 billion and favorable price realization of $166 million.
•Oil and Gas – Sales increased for turbines and turbine-related services.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications. Turbines and turbine-related services increased as well.
•Industrial – Sales increased primarily in EAME.
•Transportation – Sales increased in rail services.
Power & Energy’s segment profit was $1.841 billion in the fourth quarter of 2025, an increase of $364 million, or 25%, compared with $1.477 billion in the fourth quarter of 2024. The increase was mainly due to the profit impact of higher sales volume of $666 million and favorable price realization of $166 million, partially offset by unfavorable manufacturing costs of $438 million. Unfavorable manufacturing costs primarily reflected the impact of higher tariffs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Fourth Quarter 2025	Fourth Quarter 2024	$ Change	% Change
North America	$734	$680	$54	8%
Latin America	120	103	17	17%
EAME	133	128	5	4%
Asia/Pacific	108	113	(5)	(4%)
Total Revenues	$1,095	$1,024	$71	7%

Segment Profit
	Fourth Quarter 2025	Fourth Quarter 2024	Change	% Change
Segment Profit	$262	$166	$96	58%

Financial Products’ segment revenues were $1.095 billion in the fourth quarter of 2025, an increase of $71 million, or 7%, compared with $1.024 billion in the fourth quarter of 2024. The increase was primarily due to a favorable impact from higher average earning assets of $89 million across all regions, partially offset by an unfavorable impact from lower average financing rates of $18 million across all regions except Latin America.
Financial Products’ segment profit was $262 million in the fourth quarter of 2025, an increase of $96 million, or 58%, compared with $166 million in the fourth quarter of 2024. The increase was mainly due to a favorable impact from higher margins at Insurance Services of $37 million, a favorable impact from higher average earning assets of $34 million and lower provision for credit losses at Cat Financial of $19 million.
At the end of 2025, past dues at Cat Financial were 1.37%, compared with 1.56% at the end of 2024. Write-offs, net of recoveries, were $101 million for 2025, compared with $115 million for 2024. As of December 31, 2025, Cat Financial's allowance for credit losses totaled $284 million, or 0.86% of finance receivables, compared with $267 million, or 0.91% of finance receivables, at December 31, 2024.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $690 million in the fourth quarter of 2025, an increase of $463 million from the fourth quarter of 2024, primarily driven by higher restructuring costs and increased expenses due to timing differences. Higher restructuring costs were mainly related to write-downs in the value of inventory in the Rail division.

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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Thursday, Jan. 29, 2026.
iii.Information on non-GAAP financial measures is included in the appendix on pages 13 to 15.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Thursday, Jan. 29, 2026, to discuss its 2025 fourth-quarter and full-year results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
For more than a century, Caterpillar has helped build a better, more sustainable world. With 2025 sales and revenues of $67.6 billion, Caterpillar Inc. is shaping the future as the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Backed by one of the largest independent global dealer networks and financing services through Cat Financial, the company’s primary business segments: Power & Energy, Construction Industries and Resource Industries are solving customers’ toughest challenges through commercial excellence and advanced technology, driven by a highly skilled, dedicated global team. Learn more at www.caterpillar.com.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.

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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of four significant items in order for the company’s results to be meaningful to readers. These items consist of (i) other restructuring income/costs, (ii) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (iii) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024 and (iv) a discrete tax benefit for a tax law change related to currency translation in 2024. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended December 31, 2025 - U.S. GAAP	$2,660	13.9%	$3,026	$712	$2,402	$5.12
Other restructuring (income) costs	319	1.7%	319	73	246	0.52
Pension/OPEB mark-to-market (gains) losses	—	—%	(294)	(68)	(226)	(0.48)
Three Months Ended December 31, 2025 - Adjusted	$2,979	15.6%	$3,051	$717	$2,422	$5.16

Three Months Ended December 31, 2024 - U.S. GAAP	$2,924	18.0%	$3,243	$463	$2,791	$5.78
Other restructuring (income) costs	37	0.3%	37	10	27	0.05
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Three Months Ended December 31, 2024 - Adjusted	$2,961	18.3%	$3,126	$654	$2,483	$5.14

Twelve Months Ended December 31, 2025 - U.S. GAAP	$11,151	16.5%	$11,541	$2,768	$8,884	$18.81
Other restructuring (income) costs	444	0.7%	445	102	346	0.73
Pension/OPEB mark-to-market (gains) losses	—	—%	(294)	(68)	(226)	(0.48)
Twelve Months Ended December 31, 2025 - Adjusted	$11,595	17.2%	$11,692	$2,802	$9,004	$19.06

Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,072	20.2%	$13,373	$2,629	$10,792	$22.05
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	0.2%	164	54	110	0.22
Other restructuring (income) costs	195	0.3%	195	46	149	0.32
Pension/OPEB mark-to-market (gains) losses	—	—%	(154)	(43)	(111)	(0.23)
Tax law change related to currency translation	—	—%	—	224	(224)	(0.46)
Twelve Months Ended December 31, 2024 - Adjusted	$13,431	20.7%	$13,578	$2,910	$10,716	$21.90

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three and twelve months ended December 31, 2025, and 2024, these items consist of (i) pension and OPEB mark-to-market gains/losses resulting from plan remeasurements, (ii) the impact of changes in estimates related to prior years, (iii) the change in the annual effective tax rate, (iv) a settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense, (v) a discrete tax benefit for a tax law change related to currency translation in 2024 and (vi) restructuring income/costs related to the divestitures of certain non-U.S. entities in 2024. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended December 31, 2025 - U.S. GAAP	$3,026	$712	23.5%
Pension/OPEB mark-to-market (gains) losses	(294)	(68)
Change in annual effective tax rate	—	(8)
Excess stock-based compensation	—	22
Annual effective tax rate, excluding discrete items	$2,732	$658	24.1%
Other restructuring (income) costs	319	73
Change in annual effective tax rate	—	8
Excess stock-based compensation	—	(22)
Three Months Ended December 31, 2025 - Adjusted	$3,051	$717

Three Months Ended December 31, 2024 - U.S. GAAP	$3,243	$463	14.3%
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Change in annual effective tax rate	—	33
Excess stock-based compensation	—	8
Annual effective tax rate, excluding discrete items	$3,089	$685	22.2%
Change in annual effective tax rate	—	(33)
Excess stock-based compensation	—	(8)
Other restructuring (income) costs	37	10
Three Months Ended December 31, 2024 - Adjusted	$3,126	$654

Twelve Months Ended December 31, 2025 - U.S. GAAP	$11,541	$2,768	24.0%
Pension/OPEB mark-to-market (gains) losses	(294)	(68)
Changes in estimates related to prior years	—	(41)
Excess stock-based compensation	—	50
Annual effective tax rate, excluding discrete items	$11,247	$2,709	24.1%
Other restructuring (income) costs	445	102
Changes in estimates related to prior years	—	41
Excess stock-based compensation	—	(50)
Twelve Months Ended December 31, 2025 - Adjusted	$11,692	$2,802
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Twelve Months Ended December 31, 2024 - U.S. GAAP	$13,373	$2,629	19.7%
Restructuring (income) costs - divestitures of certain non-U.S. entities	164	54
Pension/OPEB mark-to-market (gains) losses	(154)	(43)
Tax law change related to currency translation	—	224
Changes in estimates related to prior years	—	47
Excess stock-based compensation	—	57
Annual effective tax rate, excluding discrete items	$13,383	$2,968	22.2%
Changes in estimates related to prior years	—	(47)
Excess stock-based compensation	—	(57)
Other restructuring (income) costs	195	46
Twelve Months Ended December 31, 2024 - Adjusted	$13,578	$2,910

Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Power & Energy (MP&E) – The company defines MP&E as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. MP&E’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between MP&E and Financial Products.
The nature of the MP&E and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile MP&E and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Sales and revenues:
Sales of Machinery, Power & Energy	$18,202	$15,332	$63,980	$61,363
Revenues of Financial Products	931	883	3,609	3,446
Total sales and revenues	19,133	16,215	67,589	64,809

Operating costs:
Cost of goods sold	13,307	10,321	44,752	40,199
Selling, general and administrative expenses	1,876	1,769	6,985	6,667
Research and development expenses	562	519	2,148	2,107
Interest expense of Financial Products	351	338	1,359	1,286
Other operating (income) expenses	377	344	1,194	1,478
Total operating costs	16,473	13,291	56,438	51,737

Operating profit	2,660	2,924	11,151	13,072

Interest expense excluding Financial Products	127	107	502	512
Other income (expense)	493	426	892	813

Consolidated profit before taxes	3,026	3,243	11,541	13,373

Provision (benefit) for income taxes	712	463	2,768	2,629
Profit of consolidated companies	2,314	2,780	8,773	10,744

Equity in profit (loss) of unconsolidated affiliated companies	87	10	109	44

Profit of consolidated and affiliated companies	2,401	2,790	8,882	10,788

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	(2)	(4)

Profit [1]	$2,402	$2,791	$8,884	$10,792

Profit per common share	$5.15	$5.81	$18.90	$22.17
Profit per common share — diluted [2]	$5.12	$5.78	$18.81	$22.05

Weighted-average common shares outstanding (millions)
– Basic	466.5	480.0	470.0	486.7
– Diluted [2]	469.0	482.6	472.3	489.4

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
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Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$9,980	$6,889
Receivables – trade and other	10,920	9,282
Receivables – finance	10,649	9,565
Prepaid expenses and other current assets	2,801	3,119
Inventories	18,135	16,827
Total current assets	52,485	45,682

Property, plant and equipment – net	15,140	13,361
Long-term receivables – trade and other	2,142	1,225
Long-term receivables – finance	14,272	13,242
Noncurrent deferred and refundable income taxes	2,882	3,312
Intangible assets	241	399
Goodwill	5,321	5,241
Other assets	6,102	5,302
Total assets	$98,585	$87,764

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$5,514	$4,393
Accounts payable	8,968	7,675
Accrued expenses	5,587	5,243
Accrued wages, salaries and employee benefits	2,554	2,391
Customer advances	3,314	2,322
Dividends payable	703	674
Other current liabilities	2,798	2,909
Long-term debt due within one year:
-- Machinery, Power & Energy	35	46
-- Financial Products	7,085	6,619
Total current liabilities	36,558	32,272

Long-term debt due after one year:
-- Machinery, Power & Energy	10,678	8,564
-- Financial Products	20,018	18,787
Liability for postemployment benefits	3,838	3,757
Other liabilities	6,175	4,890
Total liabilities	77,267	68,270

Shareholders’ equity
Common stock	7,181	6,941
Treasury stock	(49,539)	(44,331)
Profit employed in the business	65,448	59,352
Accumulated other comprehensive income (loss)	(1,772)	(2,471)
Noncontrolling interests	—	3
Total shareholders’ equity	21,318	19,494
Total liabilities and shareholders’ equity	$98,585	$87,764

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Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Twelve Months Ended December 31,
	2025	2024
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$8,882	$10,788
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,262	2,153
Actuarial (gain) loss on pension and postretirement benefits	(294)	(154)
Provision (benefit) for deferred income taxes	465	(621)
(Gain) loss on divestiture	30	164
Other	742	564
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(2,138)	(160)
Inventories	(1,477)	(414)
Accounts payable	1,179	(282)
Accrued expenses	438	191
Accrued wages, salaries and employee benefits	187	(363)
Customer advances	1,933	370
Other assets – net	(176)	(97)
Other liabilities – net	(294)	(104)
Net cash provided by (used for) operating activities	11,739	12,035
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(2,821)	(1,988)
Expenditures for equipment leased to others	(1,465)	(1,227)
Proceeds from disposals of leased assets and property, plant and equipment	708	722
Additions to finance receivables	(15,329)	(15,409)
Collections of finance receivables	13,515	13,608
Proceeds from sale of finance receivables	71	83
Investments and acquisitions (net of cash acquired)	(47)	(34)
Proceeds from sale of businesses and investments (net of cash sold)	22	(61)
Proceeds from maturities and sale of securities	2,494	3,155
Investments in securities	(1,930)	(1,495)
Other – net	75	193
Net cash provided by (used for) investing activities	(4,707)	(2,453)
Cash flow from financing activities:
Dividends paid	(2,749)	(2,646)
Common stock issued, and other stock compensation transactions, net	(16)	20
Payments to purchase common stock	(5,190)	(7,697)
Excise tax paid on purchases of common stock	(73)	(40)
Proceeds from debt issued (original maturities greater than three months)	11,105	10,283
Payments on debt (original maturities greater than three months)	(8,081)	(9,316)
Short-term borrowings – net (original maturities three months or less)	1,106	(168)
Other – net	(1)	(1)
Net cash provided by (used for) financing activities	(3,899)	(9,565)
Effect of exchange rate changes on cash	(43)	(106)
Increase (decrease) in cash, cash equivalents and restricted cash	3,090	(89)
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,985
Cash, cash equivalents and restricted cash at end of period	$9,986	$6,896

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$18,202	$18,202	$—	$—
Revenues of Financial Products	931	—	1,138	(207)	1
Total sales and revenues	19,133	18,202	1,138	(207)

Operating costs:
Cost of goods sold	13,307	13,310	—	(3)	2
Selling, general and administrative expenses	1,876	1,670	219	(13)	2
Research and development expenses	562	562	—	—
Interest expense of Financial Products	351	—	363	(12)	2
Other operating (income) expenses	377	88	308	(19)	2
Total operating costs	16,473	15,630	890	(47)

Operating profit	2,660	2,572	248	(160)

Interest expense excluding Financial Products	127	131	—	(4)	3
Other income (expense)	493	806	20	(333)	4

Consolidated profit before taxes	3,026	3,247	268	(489)

Provision (benefit) for income taxes	712	647	65	—
Profit of consolidated companies	2,314	2,600	203	(489)

Equity in profit (loss) of unconsolidated affiliated companies	87	87	—	—

Profit of consolidated and affiliated companies	2,401	2,687	203	(489)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,402	$2,688	$203	$(489)

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$15,332	$15,332	$—	$—
Revenues of Financial Products	883	—	1,062	(179)	1
Total sales and revenues	16,215	15,332	1,062	(179)

Operating costs:
Cost of goods sold	10,321	10,323	—	(2)	2
Selling, general and administrative expenses	1,769	1,535	226	8	2
Research and development expenses	519	519	—	—
Interest expense of Financial Products	338	—	338	—
Other operating (income) expenses	344	20	361	(37)	2
Total operating costs	13,291	12,397	925	(31)

Operating profit	2,924	2,935	137	(148)

Interest expense excluding Financial Products	107	111	—	(4)	3
Other income (expense)	426	891	16	(481)	4

Consolidated profit before taxes	3,243	3,715	153	(625)

Provision (benefit) for income taxes	463	680	(217)	—
Profit of consolidated companies	2,780	3,035	370	(625)

Equity in profit (loss) of unconsolidated affiliated companies	10	10	—	—

Profit of consolidated and affiliated companies	2,790	3,045	370	(625)

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,791	$3,046	$370	$(625)

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E paid to Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$63,980	$63,980	$—	$—
Revenues of Financial Products	3,609	—	4,382	(773)	1
Total sales and revenues	67,589	63,980	4,382	(773)

Operating costs:
Cost of goods sold	44,752	44,761	—	(9)	2
Selling, general and administrative expenses	6,985	6,183	842	(40)	2
Research and development expenses	2,148	2,148	—	—
Interest expense of Financial Products	1,359	—	1,389	(30)	2
Other operating (income) expenses	1,194	4	1,287	(97)	2
Total operating costs	56,438	53,096	3,518	(176)

Operating profit	11,151	10,884	864	(597)

Interest expense excluding Financial Products	502	516	—	(14)	3
Other income (expense)	892	685	113	94	4

Consolidated profit before taxes	11,541	11,053	977	(489)

Provision (benefit) for income taxes	2,768	2,525	243	—
Profit of consolidated companies	8,773	8,528	734	(489)

Equity in profit (loss) of unconsolidated affiliated companies	109	109	—	—

Profit of consolidated and affiliated companies	8,882	8,637	734	(489)

Less: Profit (loss) attributable to noncontrolling interests	(2)	(3)	1	—

Profit [5]	$8,884	$8,640	$733	$(489)

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Elimination of discount recorded by MP&E on receivables sold to Financial Products and of interest earned between MP&E and Financial Products as well as dividends paid by Financial Products to MP&E.
5	Profit attributable to common shareholders.

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Caterpillar Inc.
Supplemental Data for Results of Operations
For the Twelve Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Power & Energy	$61,363	$61,363	$—	$—
Revenues of Financial Products	3,446	—	4,212	(766)	1
Total sales and revenues	64,809	61,363	4,212	(766)

Operating costs:
Cost of goods sold	40,199	40,206	—	(7)	2
Selling, general and administrative expenses	6,667	5,881	786	—
Research and development expenses	2,107	2,107	—	—
Interest expense of Financial Products	1,286	—	1,286	—
Other operating (income) expenses	1,478	71	1,535	(128)	2
Total operating costs	51,737	48,265	3,607	(135)

Operating profit	13,072	13,098	605	(631)

Interest expense excluding Financial Products	512	518	—	(6)	3
Other income (expense)	813	728	85	—

Consolidated profit before taxes	13,373	13,308	690	(625)

Provision (benefit) for income taxes	2,629	2,663	(34)	—
Profit of consolidated companies	10,744	10,645	724	(625)

Equity in profit (loss) of unconsolidated affiliated companies	44	44	—	—

Profit of consolidated and affiliated companies	10,788	10,689	724	(625)

Less: Profit (loss) attributable to noncontrolling interests	(4)	(5)	1	—

Profit [4]	$10,792	$10,694	$723	$(625)

1	Elimination of Financial Products’ revenues earned from MP&E.
2	Elimination of net expenses recorded between MP&E and Financial Products.
3	Elimination of interest expense recorded between Financial Products and MP&E.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$9,980	$9,333	$647	$—
Receivables – trade and other	10,920	3,883	657	6,380	[1,2]
Receivables – finance	10,649	—	17,325	(6,676)	2
Prepaid expenses and other current assets	2,801	2,448	441	(88)	3
Inventories	18,135	18,135	—	—
Total current assets	52,485	33,799	19,070	(384)

Property, plant and equipment – net	15,140	10,985	4,106	49	4
Long-term receivables – trade and other	2,142	1,982	163	(3)	[1,2]
Long-term receivables – finance	14,272	—	15,538	(1,266)	2
Noncurrent deferred and refundable income taxes	2,882	3,208	133	(459)	5
Intangible assets	241	241	—	—
Goodwill	5,321	5,321	—	—
Other assets	6,102	4,525	2,651	(1,074)	6
Total assets	$98,585	$60,061	$41,661	$(3,137)

Liabilities
Current liabilities:
Short-term borrowings	$5,514	$—	$5,514	$—
Accounts payable	8,968	8,988	268	(288)	7,8
Accrued expenses	5,587	4,877	710	—
Accrued wages, salaries and employee benefits	2,554	2,494	60	—
Customer advances	3,314	3,311	3	—
Dividends payable	703	703	—	—
Other current liabilities	2,798	2,259	645	(106)	5,9
Long-term debt due within one year	7,120	35	7,085	—
Total current liabilities	36,558	22,667	14,285	(394)

Long-term debt due after one year	30,696	10,955	21,018	(1,277)	10
Liability for postemployment benefits	3,838	3,837	1	—
Other liabilities	6,175	5,162	1,516	(503)	5
Total liabilities	77,267	42,621	36,820	(2,174)

Shareholders’ equity
Common stock	7,181	7,181	905	(905)	11
Treasury stock	(49,539)	(49,539)	—	—
Profit employed in the business	65,448	60,639	4,799	10	11
Accumulated other comprehensive income (loss)	(1,772)	(843)	(929)	—
Noncontrolling interests	—	2	66	(68)	11
Total shareholders’ equity	21,318	17,440	4,841	(963)
Total liabilities and shareholders’ equity	$98,585	$60,061	$41,661	$(3,137)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E's insurance premiums that are prepaid to Financial Products.
4	Reclassification of Financial Products’ other assets to property, plant and equipment.
5	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
6	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
7	Elimination of payables between MP&E and Financial Products.
8	Reclassification of Financial Products’ payables to customer advances.
9	Elimination of prepaid insurance in Financial Products’ other liabilities.
10	Elimination of debt between MP&E and Financial Products.
11	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
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Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,165	$724	$—
Receivables – trade and other	9,282	3,463	688	5,131	[1,2]
Receivables – finance	9,565	—	14,957	(5,392)	2
Prepaid expenses and other current assets	3,119	2,872	401	(154)	3
Inventories	16,827	16,827	—	—
Total current assets	45,682	29,327	16,770	(415)

Property, plant and equipment – net	13,361	9,531	3,830	—
Long-term receivables – trade and other	1,225	500	86	639	[1,2]
Long-term receivables – finance	13,242	—	14,048	(806)	2
Noncurrent deferred and refundable income taxes	3,312	3,594	118	(400)	4
Intangible assets	399	399	—	—
Goodwill	5,241	5,241	—	—
Other assets	5,302	4,050	2,277	(1,025)	5
Total assets	$87,764	$52,642	$37,129	$(2,007)

Liabilities
Current liabilities:
Short-term borrowings	$4,393	$—	$4,393	$—
Accounts payable	7,675	7,619	331	(275)	6,7
Accrued expenses	5,243	4,589	654	—
Accrued wages, salaries and employee benefits	2,391	2,335	56	—
Customer advances	2,322	2,305	3	14	7
Dividends payable	674	674	—	—
Other current liabilities	2,909	2,388	696	(175)	[4,8]
Long-term debt due within one year	6,665	46	6,619	—
Total current liabilities	32,272	19,956	12,752	(436)

Long-term debt due after one year	27,351	8,731	18,787	(167)	9
Liability for postemployment benefits	3,757	3,757	—	—
Other liabilities	4,890	3,977	1,344	(431)	4
Total liabilities	68,270	36,421	32,883	(1,034)

Shareholders’ equity
Common stock	6,941	6,941	905	(905)	10
Treasury stock	(44,331)	(44,331)	—	—
Profit employed in the business	59,352	54,787	4,555	10	10
Accumulated other comprehensive income (loss)	(2,471)	(1,182)	(1,289)	—
Noncontrolling interests	3	6	75	(78)	10
Total shareholders’ equity	19,494	16,221	4,246	(973)
Total liabilities and shareholders’ equity	$87,764	$52,642	$37,129	$(2,007)

1	Elimination of receivables between MP&E and Financial Products.
2	Reclassification of MP&E’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of MP&E's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between MP&E and Financial Products.
6	Elimination of payables between MP&E and Financial Products.
7	Reclassification of Financial Products’ payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between MP&E and Financial Products.
10	Eliminations associated with MP&E’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$8,882	$8,637	$734	$(489)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,262	1,497	765	—
Actuarial (gain) loss on pension and postretirement benefits	(294)	(294)	—	—
Provision (benefit) for deferred income taxes	465	395	70	—
(Gain) loss on divestiture	30	30	—	—
Other	742	658	(513)	597	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(2,138)	(503)	63	(1,698)	[2,3]
Inventories	(1,477)	(1,473)	—	(4)	2
Accounts payable	1,179	1,217	(11)	(27)	2
Accrued expenses	438	486	(48)	—
Accrued wages, salaries and employee benefits	187	185	2	—
Customer advances	1,933	1,933	—	—
Other assets – net	(176)	(48)	(28)	(100)	2
Other liabilities – net	(294)	(442)	40	108	2
Net cash provided by (used for) operating activities	11,739	12,278	1,074	(1,613)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(2,821)	(2,758)	(94)	31	2
Expenditures for equipment leased to others	(1,465)	(36)	(1,438)	9	2
Proceeds from disposals of leased assets and property, plant and equipment	708	79	665	(36)	2
Additions to finance receivables	(15,329)	—	(18,058)	2,729	3
Collections of finance receivables	13,515	—	15,664	(2,149)	3
Net intercompany purchased receivables	—	—	(529)	529	3
Proceeds from sale of finance receivables	71	—	71	—
Additions to intercompany receivables (original maturities greater than three months)	—	(1,000)	—	1,000	4
Collections of intercompany receivables (original maturities greater than three months)	—	—	80	(80)	4
Investments and acquisitions (net of cash acquired)	(47)	(47)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	22	22	—	—
Proceeds from maturities and sale of securities	2,494	1,541	953	—
Investments in securities	(1,930)	(797)	(1,133)	—
Other – net	75	126	(51)	—
Net cash provided by (used for) investing activities	(4,707)	(2,870)	(3,870)	2,033
Cash flow from financing activities:
Dividends paid	(2,749)	(2,749)	(500)	500	5
Common stock issued, and other stock compensation transactions, net	(16)	(16)	—	—
Payments to purchase common stock	(5,190)	(5,190)	—	—
Excise tax paid on purchases of common stock	(73)	(73)	—	—
Proceeds from intercompany borrowings (original maturities greater than three months)	—	—	1,000	(1,000)	4
Payments on intercompany borrowings (original maturities greater than three months)	—	(80)	—	80	4
Proceeds from debt issued (original maturities greater than three months)	11,105	1,976	9,129	—
Payments on debt (original maturities greater than three months)	(8,081)	(51)	(8,030)	—
Short-term borrowings – net (original maturities three months or less)	1,106	—	1,106	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(3,899)	(6,184)	2,705	(420)
Effect of exchange rate changes on cash	(43)	(58)	15	—
Increase (decrease) in cash, cash equivalents and restricted cash	3,090	3,166	(76)	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$9,986	$9,336	$650	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by MP&E subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of proceeds and payments to/from MP&E and Financial Products
5	Elimination of dividend activity between Financial Products and MP&E.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Twelve Months Ended December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Power & Energy	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$10,788	$10,689	$724	$(625)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	2,153	1,368	785	—
Actuarial (gain) loss on pension and postretirement benefits	(154)	(154)	—	—
Provision (benefit) for deferred income taxes	(621)	(327)	(294)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	564	355	(388)	597	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(160)	413	207	(780)	[2,3]
Inventories	(414)	(400)	—	(14)	2
Accounts payable	(282)	(200)	(41)	(41)	2
Accrued expenses	191	78	113	—
Accrued wages, salaries and employee benefits	(363)	(358)	(5)	—
Customer advances	370	369	1	—
Other assets – net	(97)	(188)	48	43	2
Other liabilities – net	(104)	(162)	85	(27)	2
Net cash provided by (used for) operating activities	12,035	11,437	1,445	(847)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,988)	(1,952)	(41)	5	2
Expenditures for equipment leased to others	(1,227)	(36)	(1,211)	20	2
Proceeds from disposals of leased assets and property, plant and equipment	722	35	698	(11)	2
Additions to finance receivables	(15,409)	—	(16,845)	1,436	3
Collections of finance receivables	13,608	—	14,707	(1,099)	3
Net intercompany purchased receivables	—	—	129	(129)	3
Proceeds from sale of finance receivables	83	—	83	—
Net intercompany borrowings	—	—	21	(21)	4
Investments and acquisitions (net of cash acquired)	(34)	(34)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(61)	92	(153)	—
Proceeds from maturities and sale of securities	3,155	2,795	360	—
Investments in securities	(1,495)	(909)	(586)	—
Other – net	193	142	51	—
Net cash provided by (used for) investing activities	(2,453)	133	(2,787)	201
Cash flow from financing activities:
Dividends paid	(2,646)	(2,646)	(625)	625	5
Common stock issued, including treasury shares reissued	20	20	—	—
Payments to purchase common stock	(7,697)	(7,697)	—	—
Excise tax paid on purchases of common stock	(40)	(40)	—	—
Net intercompany borrowings	—	(21)	—	21	4
Proceeds from debt issued (original maturities greater than three months)	10,283	—	10,283	—
Payments on debt (original maturities greater than three months)	(9,316)	(1,032)	(8,284)	—
Short-term borrowings – net (original maturities three months or less)	(168)	—	(168)	—
Other – net	(1)	(1)	—	—
Net cash provided by (used for) financing activities	(9,565)	(11,417)	1,206	646
Effect of exchange rate changes on cash	(106)	(94)	(12)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(89)	59	(148)	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$6,896	$6,170	$726	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by MP&E subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from MP&E and Financial Products.
5	Elimination of dividend activity between Financial Products and MP&E.
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